SUBDEVELOPMENT SERVICES AGREEMENT


     This Agreement is made as of September 29, 1995 between Sun International Management Limited, a British Virgin Island corporation ("SIML") and Wolman Construction, L.L.C., a Connecticut limited liability company ("Wolman").

                            PRELIMINARY STATEMENT

     The following is a recital of certain facts upon which this Agreement is based:

     As of September 29, 1995, Trading Cove Associates, a Connecticut general partnership ("TCA") and SIML entered into a Development Services Agreement (the "Development Services Agreement") pursuant to the terms of which TCA engaged the services of SIML to perform certain services as subcontractor to TCA with respect to the development of a casino in Montville, Connecticut for the Mohegan Tribe of Indians of Connecticut. Capitalized terms used herein not defined shall have the meanings set forth in the Development Services Agreement.

     SIML wishes to retain the services of Wolman as a subcontractor to assist SIML in meeting its obligations under the Development Services Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Local Construction Management Services. SIML hereby retains the services of Wolman as a subcontractor to provide local construction management services in connection with the Project. Wolman agrees to perform local construction management services in accordance with the terms of the Development Services Agreement.

     2. Fees and Payment Terms. In consideration of the services to be provided, SIML agrees to pay Wolman 20.83% of the Development Services Fee, which Development Services Fee is equal to $8,280,000, plus an additional $25,000 for expense reimbursement (collectively, the "Wolman Amount"), as and when received by SIML from TCA in accordance with the terms of the Development Services Agreement which shall be payable ratably.

     3. Payment Direction. SIML hereby directs TCA to pay directly to Wolman the Wolman Amount ratably out of the Development Services Fee at such time as amounts are payable by TCA under the Development Services Agreement.

     4. Indemnification. Wolman and its affiliates, parents, subsidiaries and controlling members (collectively, the "Indemnified Parties") shall not be liable to SIML by reason of any act performed for or on behalf of SIML hereunder, or in the furtherance of SIML business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. SIML shall indemnify, defend and hold harmless the Indemnified Parties from any claim, demand or liability, and from any loss, cost or expense, including but not limited to, attorneys' fees and court costs, which may by made or imposed upon them by reason of any act performed for or on behalf of SIML or in furtherance of SIML's business, or any omission to act, except for acts and omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith.

     5. Authorization; Representations and Warranties. Each party represents and warrants to the other that:

     (a) The execution, delivery, and performance by it of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, and the individual(s) executing this Agreement on its behalf are duly authorized to do so;

     (b) It is duly organized and in good standing under the laws of the jurisdiction of its formation; and

     (c) The execution, delivery and performance of this Agreement does not and shall not violate any existing agreement, bylaw, statute, rule, regulation and/or ordinance applicable to such party or its execution, delivery and/or performance of this Agreement.

     6.  Notices.  All notices hereunder shall be deemed properly given upon
(i) receipt by the addressee by personal delivery or facsimile transmission,
(ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

                 If to Wolman:     Len Wolman
                                   c/o Wolman Construction, L.L.C.
                                   914 Hartford Turnpike
                                   P.O. Box 715
                                   Waterford, CT  06385
                                   Telecopy:	860-437-7752

                 With Copy to:     Honigman Miller Schwartz and Cohn
                                   2290 First National Building
                                   660 Woodward
                                   Detroit, Michigan  48226
                                   Attn: Sheldon P. Winkelman, Esq.
                                   Telecopy:	313-962-0176

                 If to SIML:       Howard ("Butch") Kerzner
                                   c/o Sun International Management (UK) Ltd
                                   Executive Offices, Coral Towers
                                   Paradise Island, The Bahamas
                                   Telecopy:	242-363-4581

     7. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

     8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     9. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     11. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     12. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on September 10, 1997, to be effective on the day and year first above written.

                                SUN INTERNATIONAL MANAGEMENT
                                LIMITED, a British Virgin Island corporation

                                By: /s/Charles Adamo

                                    Its: __________________________


                                WOLMAN CONSTRUCTION, L.L.C., a
                                Connecticut limited liability company

                                By: /s/Len Wolman

                                    Its: __________________________



The undersigned acknowledges the payment direction contained in Paragraph 3 above and agrees to act in accordance with such direction.


                                TRADING COVE ASSOCIATES

                                By:	Sun Cove, Ltd.

                                By:/s/Howard Kerzner
                                   Name:
                                   Title:


                                By:	Waterford Gaming, L.L.C.

                                By:/s/Len Wolman
                                   Name:
                                   Title: